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                                                                   [EXHIBIT 8.1]

                                [KPMG LETTERHEAD]





July 30, 1996


Fresenius USA, Inc.
2367 Shadelands Drive
Walnut Creek, California 94598

Ladies and Gentlemen:

You have requested our opinion regarding certain United States federal and German income tax considerations in connection with the exchange of Fresenius USA, Inc. common shares for Ordinary Shares or American Depositary Shares of Fresenius Medical Care AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany ("Fresenius Medical Care"), as set forth in the Joint Proxy Statement-Prospectus (the "Proxy") forming part of a registration statement on Form F-4, to be filed by Fresenius Medical Care with the Securities and Exchange Commission (the "Registration Statement").

In connection with this opinion, we have reviewed the Agreement and Plan of Reorganization, dated February 4, 1996, between Fresenius AG ("Fresenius AG") and W.R. Grace & Co. ("Grace"), the Distribution Agreement, dated February 4, 1996, among Fresenius AG, Grace and W.R. Grace & Co. - Conn. ("Grace-Conn"), a wholly-owned subsidiary of Grace, and the Contribution Agreement, dated February 4, 1996, among Fresenius AG, Fresenius Medical Care, and Grace-Conn (together, the "Agreements") and such other documents, agreements, or representations as we have deemed necessary. We have assumed that the transactions will be carried out in the manner described in the Proxy and that the statements and representations concerning the transactions set forth in the Proxy are accurate and complete.

In our opinion, the discussion in the Proxy under the heading "CERTAIN INCOME TAX CONSEQUENCES OF THE TRANSACTION TO HOLDERS OF FRESENIUS USA COMMON SHARES" fairly summarizes the United States federal and German income tax considerations that are likely to be material to a holder of Fresenius USA common shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of the name of our firm therein and under the caption "CERTAIN INCOME TAX CONSEQUENCES OF THE TRANSACTION TO HOLDERS OF FRESENIUS USA COMMON SHARES" in the Proxy.
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July 30, 1996




We are furnishing this opinion to you and solely in connection with the transactions referred to above and it is not to be relied upon, used, circulated, quoted, or otherwise referred to for any other purpose or by any other party without our consent except as specifically set forth herein.

Very truly yours,

KPMG PEAT MARWICK LLP



Hans F.W. Flick
Partner



Susan Jacobini Harrington
Partner